Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Amtech Systems, Inc.:

We consent to the use of our report, included in Amendment No. 2 to the registration statement on Form S-1, dated January 30, 2007 (No. 333-139592), incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona
February 1, 2007